UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2013

Automatic Data Processing, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 974-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant’s Annual Meeting of the Stockholders was held on November 12, 2013. There were present at the meeting, either in person or by proxy, holders of 403,218,021 shares of common stock. The following nominees were elected to the Registrant’s Board of Directors for the ensuing year. The votes cast for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Ellen R. Alemany	340,589,205	2,123,682	60,505,134
Gregory D. Brenneman	333,286,746	9,426,141	60,505,134
Leslie A. Brun	338,288,367	4,424,520	60,505,134
Richart T. Clark	338,859,230	3,853,657	60,505,134
Eric C. Fast	333,995,859	8,717,028	60,505,134
Linda R. Gooden	340,689,790	2,023,097	60,505,134
R. Glenn Hubbard	336,428,720	6,284,167	60,505,134
John P. Jones	338,980,057	3,732,830	60,505,134
Carlos A. Rodriguez	340,695,504	2,017,383	60,505,134
Gregory L. Summe	338,859,602	3,853,285	60,505,134

The results of the advisory vote on executive compensation of our Named Executive Officers were as follows:

For	Against	Abstained	Broker Non-Votes
333,331,119	7,194,311	2,187,457	60,505,134

The results of the voting to ratify the appointment of Deloitte & Touche LLP to serve as the Registrant's independent registered public accounting firm for the fiscal year that began on July 1, 2013 were as follows:

For	Against	Abstained
395,831,962	5,922,585	1,463,474

The results of the voting to re-approve the performance-based provisions of the Automatic Data Processing, Inc. 2008 Omnibus Award Plan were as follows:

For	Against	Abstained	Broker Non-Votes
329,111,788	12,124,123	1,476,976	60,505,134

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOMATIC DATA PROCESSING, INC.

Date: November 13, 2013	By:	/s/ Michael A. Bonarti
Name: Michael A. Bonarti
Title: Vice President